Exhibit 8.1

November 10, 2009

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, CA 92660

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States Federal income tax considerations in connection with the offering (the “Offering”) of up to 300,000 shares of common stock by Nationwide Health Properties, Inc., a Maryland corporation (“NHP”), pursuant to a registration statement on Form S-3, dated May 4, 2007, (together with the prospectus filed therewith, the “Registration Statement”) and a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2009 (the “Prospectus Supplement”, and collectively with the Registration Statement, the “Offering Documents”), to be issued in exchange for up to 154,640 Class A Partnership Units of NHP/PMB L.P., a Delaware limited partnership. We have acted as tax counsel to NHP in connection with, and have participated in the preparation of, the Prospectus Supplement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Offering Documents and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of NHP (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of NHP and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel. For purposes of our opinion, we have not independently verified the statements, representations and covenants set forth in the Officers’ Certificate or in any other document. We have, consequently, assumed and relied on the Company’s representation that the statements, representations and covenants presented in the Officers’ Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our

Nationwide Health Properties, Inc.

November 10, 2009

opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, or intent. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein. In addition, we have, with the Company’s permission, also relied upon the opinions of O’Melveny & Myers LLP, dated May 15, 2007 and December 24, 2007, regarding the qualification of NHP as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) NHP and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to NHP or any investment therein, other than as expressly stated herein.

Nationwide Health Properties, Inc.

November 10, 2009

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with NHP’s taxable year that ended on December 31, 1999, NHP was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, NHP to meet the requirements for qualification and taxation as a REIT under the Code. NHP’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of NHP’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2. Although the discussion set forth in the Prospectus Supplement under the caption “United States Federal Income Tax Consequences” does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of shares of NHP, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the ownership and disposition of shares of NHP, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such shares by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Prospectus Supplement under the heading “United States Federal Income Tax Consequences” as applied to any particular holder.

This opinion has been prepared for you in connection with the Offering. We consent to the filing of this opinion as an exhibit to a Form 8-K, filed with the Commission on November 10, 2009 and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “United States Federal Income Tax Consequences” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP